UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2021

GREENBOX POS

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Camino Del Rio North, Suite 1400 San Diego, CA (Address of principal executive offices) (zip code)

(619)-631-8261 (Registrant’s telephone number, including area code)

                                         N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GBOX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On May 21, 2021, GreenBox POS (the “Company”) entered into and closed on a Stock Purchase Agreement with Northeast Merchant Systems, Inc. (“Northeast Merchant”) and Northeast Merchant’s two shareholders (the “SPA”). As a result of the SPA, the Company purchased all of Northeast Merchant’s issued and outstanding shares and Northeast Merchant became a wholly owned subsidiary of the Company.

At closing, the purchase price was $2.5 million with the Company scheduled to pay up to another $500,000 in earn out payments subject to Northeast Merchant’s net income. The additional payment is scheduled to be paid, if at all, within forty-five (45) days of June 1, 2022.

Northeast Merchant is a provider of comprehensive merchant credit card processing services with a Bank ID Number sponsored by Merrick Bank, a portfolio of seven hundred (700) retail clients, and an office building. The transfer of Northeast Merchant’s office building is subject to an additional payment following the completion of an independent appraisal of the property.

The foregoing provides only a brief description of the material terms of the SPA and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of SPA filed as an exhibit to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 is incorporated herein by reference.

Item 8.01 Other Events.

On May 25, 2021, the Company issued a press release announcing the acquisition of Northeast Merchant. A copy of this press releases is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)       Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), the financial statements of Northeast Merchant are not “significant” and therefore not required to be filed pursuant to Rule 8-04 of Regulation S-X.

(b)       Pro Forma Financial Information. In accordance with Item 9.01(b), the pro forma financial information is not “significant” and therefore not required to be filed pursuant to Rule 8-05 of Regulation S-X.

(d)       Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
2.1#	Stock Purchase Agreement by and between GreenBox POS, Northeast Merchant Systems, Inc., and the Shareholders of Northeast Merchant, dated May 21, 2021
99.1	Press Release dated May 25, 2021

# Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules to the Securities and Exchange Commission or its staff upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENBOX POS

Date: May 27, 2021	By:	/s/ Ben Errez
Ben Errez
Executive Vice President and Chairman